UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 13, 2018, Michael E. Severino, M.D., 52, has been appointed Vice Chairman and President, Laura J. Schumacher, 55, has been appointed Vice Chairman, External Affairs and Chief Legal Officer, and Carlos Alban, 55, has been appointed Vice Chairman, Chief Commercial Officer. A copy of a press release announcing these appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Dr. Severino has served as AbbVie’s Executive Vice President, Research and Development and Chief Scientific Officer since he joined AbbVie in 2014.  He previously served at Amgen Inc. as Senior Vice President, Global Development and Corporate Chief Medical Officer from 2012 to 2014.

Ms. Schumacher served as AbbVie’s Executive Vice President, External Affairs, General Counsel and Corporate Secretary, responsible for AbbVie’s externally-facing functions of Health Economics Outcomes Research, Government Affairs, Corporate Responsibility, Brand and Communications since 2015.  She served as AbbVie’s Executive Vice President, Business Development, External Affairs and General Counsel from 2012 to 2015.  Ms. Schumacher joined Abbott Laboratories (“Abbott”), AbbVie’s former parent company, in 1990.  Ms. Schumacher also serves on the board of General Dynamics Corporation.

Mr. Alban has served as AbbVie’s Executive Vice President, Commercial Operations since 2012. Mr. Alban joined Abbott in 1986.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated December 17, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: December 17, 2018	By:	/s/ Timothy J. Richmond
Timothy J. Richmond
Executive Vice President, Chief Human Resources Officer